UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 17, 2013

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street, Dubuque, Iowa		52001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On December 17, 2013, Flexsteel Industries, Inc. (the Company) entered into an agreement in principle to settle the Indiana Civil litigation. This litigation was previously disclosed in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and its most recent Form 10-Q for the quarter ended September 30, 2013.

A Complaint for Damages and Injunctive Relief and Request for Jury Trial was filed on March 3, 2011 in Elkhart, Indiana Superior Court by Leo VanNorman, et al, plaintiffs vs. Flexsteel Industries, Inc., et al, defendants. The complaint alleges that the source of groundwater contamination underneath plaintiffs’ current or former residences is two adjacent properties, in Elkhart, Indiana, once owned by the Company. The VanNorman case is set for a Phase 1 trial in May 2014 on the issue of cause or contribution to the Elkhart contamination. A subsequent Complaint for Damages under RICO and RPTL, and Injunctive Relief under RCRA, titled Dennis and Darlene Knoll, et al, vs. Flexsteel Industries, Inc., et al, was filed on May 5, 2012 in United States District Court Northern District of Indiana South Bend Division by a subgroup of the state court plaintiffs, as well as the current owner of one of the properties once owned by the Company. The District Court dismissed one of the two RCRA claims in March 2013, and dismissed both RICO claims in June 2013. One RCRA claim and a RPTL claim remain pending in the Knoll case. Relief sought in these complaints includes payment to Plaintiffs for their damages and attorneys’ fees and costs, payment to remove the contamination, payment for medical monitoring, and punitive damages. Based on policy language and jurisdiction, insurance coverage is in question. Flexsteel has filed an appeal to the Iowa Supreme Court regarding two adverse opinions of an Iowa District Court regarding coverage issues.

The terms of a definitive agreement will be finalized over the next sixty days to settle all litigation described above except the insurance coverage cases. The Company will contribute $6.25 million to the settlement, whose terms are otherwise confidential. The financial statements of the Company will reflect the contribution to the settlement, as well as any defense costs not reimbursed through insurance policies. In reaching the agreement in principle, the Company did not admit any wrongdoing and believes that it did not cause or contribute to the contamination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date: December 23, 2013	By:	/s/ Timothy E. Hall
Timothy E. Hall Senior Vice President-Finance, CFO, Treasurer and Secretary Principal Financial and Accounting Officer